EXHIBIT 10.1

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT (this “Amendment No. 1”)

effective September 1, 2023 is entered into between Cue Biopharma, Inc., a Delaware corporation having an address of 40 Guest Street, Boston MA 02135 (the “Company”), and Peter Kiener D.Phil, (“Consultant”) whose address is [**}. Company and Consultant may be referred to herein individually as “Party” or jointly as “Parties.”

Whereas the Parties executed a Consulting Agreement having an effective date of June 7, 2023, and now wish to revise Exhibit A of the Consulting Agreement to amend the monthly retainer to be provided to the Consultant, the Parties hereby agree as follows:

1.
Exhibit A is amended as follows:

Consultant will provide agreed upon services for at least 20 hours per month for a monthly retainer of $9,166.67

2.
Except as amended herein, all of the terms, provisions and conditions set forth in the original Consulting Agreement are hereby confirmed and shall remain in full force and effect. The original Consulting Agreement and this Amendment No. 1 shall be read and construed together as a single agreement and the term “Agreement” as used shall henceforth be deemed a reference to the original Consulting Agreement as amended by this Amendment No. 1.

3.
Counterparts. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

THE COMPANY

Cue Biopharma, Inc.

CONSULTANT

Peter A Kiener, D.Phil

/s/ Daniel R. Passeri	/s/ Peter Kiener
Name: Daniel R. Passeri	Name: Peter A Kiener, D. Phil
Title: Chief Executive Officer	Title: Consultant
(Principal Executive Officer)